UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2004

TRANSCONTINENTAL GAS PIPE LINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware		74-1079400
(State or other jurisdiction of incorporation)	001-07584 (Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 215-2000

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On December 10, 2004, Transcontinental Gas Pipe Line Corporation (“Transcontinental”) agreed to sell $75 million aggregate principal amount of its Floating Rate Senior Notes due 2008 (the “Notes”) pursuant to the terms of a Purchase Agreement, dated as of December 10, 2004, among Transcontinental and the initial purchasers named therein (the “Initial Purchasers”), a copy of which is attached hereto as Exhibit 1.1 (the “Purchase Agreement”). The Notes are being offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes will be governed by the terms of an Indenture, to be entered into between Transcontinental and JPMorgan Chase Bank, N.A., as Trustee (the “Indenture”).

     Interest on the Notes will be payable on January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2005. The notes will initially bear interest at the four-month LIBOR Rate plus 1.28% and will mature on April 15, 2008. Interest on the notes will be reset on each interest payment date, beginning on April 15, 2005, to the three-month LIBOR Rate plus 1.28%.

     Transcontinental may redeem some or all of the Notes at any time at the “make-whole” price, plus accrued and unpaid interest, if any, to the redemption date.

     The Notes will be Transcontinental’s unsecured and unsubordinated obligations and will rank on parity in right of payment with all of its existing unsecured and unsubordinated indebtedness.

     The summary of the foregoing transaction is qualified in its entirety by reference to the text of the related agreements, which are included as exhibits hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     See Item 1.01, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired.

     Not applicable.

     (b) Pro Forma Financial Information.

     Not applicable.

     (c) Exhibits:

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     1.1 Purchase Agreement, dated as of December 10, 2004, among Transcontinental and the Initial Purchasers.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCONTINENTAL GAS PIPE LINE CORPORATION
By:	/s/ Brian K. Shore
Name:	Brian K. Shore
Title:	Corporate Secretary

Dated: December 15, 2004

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